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                                                                         EXHIBIT 11.01


                 STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                     (Dollars in thousands except per share data)



                                                      Three Months Ended March 31,
                                                        1999                 1998
                                                    -----------           ----------
BASIC:

Weighted average common shares outstanding           51,915,588            6,373,363
                                                    -----------           ----------

Net loss .................................          $      (887)          $  (17,315)
                                                    -----------           ----------

Income available to common shareholders ..          $      (887)          $  (17,315)
                                                    ===========           ==========

Basic earnings (loss) per share ..........          $     (0.02)          $    (2.72)
                                                    ===========           ==========


DILUTED:

Weighted average common shares outstanding           51,915,588            6,373,363
                                                    -----------           ----------

Assumed exercise of stock options ........              203,843                   --
                                                    -----------           ----------

Contingently issuable shares .............              214,000                   --
                                                    -----------           ----------

Total shares used in computation .........           52,333,431            6,373,363
                                                    ===========           ==========

Income (loss) available to common
  shareholders ...........................          $      (887)          $  (17,315)
                                                    ===========           ==========

Diluted earnings (loss) per shares .......          $     (0.02)          $    (2.72)
                                                    ===========           ==========
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